Exhibit (g)(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                         AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of May 15, 2001 by and between Federated Investment Companies listed on Exhibit 1 thereto (the "Funds"), Federated Services Company (the "Company") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Funds, the Company and the Custodian entered into a Custodian Contract dated as of December 1, 1993 (the "Contract");

     WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Funds have made such separate series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

     WHEREAS, the Funds, the Company and the Custodian desire to amend certain provisions of the Contract to reflect, revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Funds and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 3 through 15 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

II. New Articles 3, 4 and 13A of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.   Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

     "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure
(including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

     "Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

     "Eligible  Securities  Depository"  has the  meaning  set forth in  section
(b)(1) of Rule 17f-7.

     "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

     "Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

     3.2. The Custodian as Foreign Custody Manager.

     3.2.1 Delegation to the Custodian as Foreign Custody Manager. Each Fund, by resolution adopted by its respective Board of Directors (the "Board"), hereby delegates to the Custodian, subject to section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the applicable Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

     Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Funds shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

     The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Funds. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the applicable Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the applicable Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

            3.2.3  Scope of Delegated Responsibilities:

     (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor
(i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

     3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

     3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Funds that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Funds represent to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

     3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3  Eligible Securities Depositories.

     3.3.1 Analysis and Monitoring. The Custodian shall (a) provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify each Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

     3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

     3.4 Limitation of Liability. Each Fund represents and warrants and the Custodian acknowledges that: (a) the Fund is a "series company" as defined in Rule 18f-2(a) promulgated under the 1940 Act and each Portfolio is a portfolio of assets specifically allocated to a series of shares of the applicable Fund as contemplated by such Rule; (b) all persons extending credit to, contracting with or having any claim against any Portfolio (including any claims arising hereunder) shall look only to the assets specifically allocated to such portfolio for payment under such credit, contract or claim and not to any assets specifically allocated to another series of shares of the applicable Fund or to any other assets of the applicable Fund; and (c) neither the shareholders nor directors of the applicable Fund nor any of such Fund's officers, employees or agents, whether past present or future shall be liable for such credit, contract or claim.

     4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.


     4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

     "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

     "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     4.4. Transactions in Foreign Custody Account.

     4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii)  for  exchange  or  conversion   pursuant  to  any  plan  of  merger,
consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) in connection with the lending of foreign securities; and

     (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii) in connection  with the  borrowing or lending of foreign  securities;
and

     (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

     The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     4.5 Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     4.6 Bank Accounts. The Custodian shall identify on its books as belonging to each Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Article shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     4.8. Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Funds written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Funds written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.  Liability of Foreign Sub-Custodians.

     Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Funds, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.  Tax Law.

     The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Funds, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Funds to notify the Custodian of the obligations imposed on the Funds with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use commercially reasonable efforts to assist the Funds with respect to any claim for exemption or refund under the tax law of countries for which each Fund has provided such information.

4.12.  Liability of Custodian.

     Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Funds for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

     The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

13A.        Deposit of Fund Assets with the Underlying Transfer Agent.

     Uncertificated shares (the "Underlying Shares") of registered "investment companies" as defined in Section 3(a)(1) of the 1940 Act, whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including, pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to collectively as the "Underlying Portfolios"), may be deposited and/or maintained in an account or accounts maintained with an entity which may from time to time act as a transfer agent for an Underlying Portfolio (the "Underlying Transfer Agent"). The Underlying Transfer Agent shall be deemed to be acting as if it is a "securities depository" for purposes of Rule 17f-4 under the 1940 Act. Each Fund hereby directs the Custodian to deposit and/or maintain such securities with the Underlying Transfer Agent, subject to the following provisions:

1) The Custodian shall keep Underlying Shares owned by a Portfolio with the Underlying Transfer Agent provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio;

2) The records of the Custodian with respect to Underlying Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Shares belonging to each Portfolio;

3) The Custodian shall pay for Underlying Shares purchased for the account of a Portfolio upon (i) receipt of advice from the Portfolio's investment adviser that such Underlying Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Portfolio, on the books and records of the Underlying Transfer Agent, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall receive confirmation from the Underlying Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian's account with the Underlying Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Shares redeemed for the account of a Portfolio (i) upon receipt of an advice from the Portfolio's investment adviser that such securities have been redeemed and that payment for such securities will be transferred to the Custodian and (ii) the making of an entry on the records to reflect such transfer and payment for the account of the Portfolio. The Custodian will receive confirmation from the Underlying Transfer Agent of the redemption of such securities and payment therefor only after such securities are redeemed. Copies of all advices from the Portfolio's investment adviser of purchases and sales of Underlying Shares for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian, and be provided to the investment adviser at its request; and

4) The Custodian shall not be liable to any Fund or any Portfolio for any loss or damage to any Fund or any Portfolio resulting from maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the negligence, misfeasance or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                       STATE STREET BANK
                                    AND TRUST COMPANY



/s/ Raelene S. LaPlante             By:/s/ Ronald E. Logue
Raelene S. LaPlante                 Name:  Ronald E. Logue
V.P. & Assoc. Counsel               Title:  Vice Chairman
and Chief Operating Officer



WITNESSED BY:                       FEDERATED INVESTMENT
                                    COMPANIES



/s/ C. Todd Gibson                  By:/s/ John W. McGonigle
Name:  C. Todd Gibson               Name:  John W. McGonigle
Title:  Corporate Counsel           Title:  Secretary


WITNESSED BY:                       FEDERATED SERVICES COMPANY


/s/ C. Todd Gibson                  By:/s/ Arthur L. Cherry
Name:  C. Todd Gibson               Name:  Arthur L. Cherry
Title:  Assistant Vice President    Title:  President
        and Chief Executive Officer


Argentina   Citibank, N.A.

Australia   Westpac Banking Corporation

Austria     Erste Bank der Osterreichischen

            Sparkassen AG

Bahrain     HSBC Bank Middle East

            (as delegate of The Hongkong and

            Shanghai Banking Corporation Limited)

Bangladesh  Standard Chartered Bank

Belgium     Fortis Bank nv-sa

Bermuda     The Bank of Bermuda Limited

Bolivia     Citibank, N. A.

Botswana    Barclays Bank of Botswana Limited

Brazil      Citibank, N.A.

Bulgaria    ING Bank N.V.

Canada      State Street Trust Company Canada

Chile       Citibank, N.A.

People's Republic The Hongkong and Shanghai

of China          Banking Corporation Limited,

                  Shanghai and Shenzhen branches

Colombia    Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica  Banco BCT S.A.

Croatia     Privredna Banka Zagreb d.d

Cyprus      The Cyprus Popular Bank Ltd.

Czech Republic    Eeskoslovenska Obchodni

                  Banka, A.S.

Denmark     Den Danske Bank

Ecuador     Citibank, N.A.

Egypt       Egyptian British Bank S.A.E.

            (as delegate of The Hongkong

            and Shanghai Banking Corporation

            Limited)

Estonia     Hansabank

Finland     Merita Bank Plc.

France      BNP Paribas, S.A.

Germany     Dresdner Bank AG

Ghana       Barclays Bank of Ghana Limited

Greece      National Bank of Greece S.A.

Hong Kong   Standard Chartered Bank

Hungary     Citibank Rt.

Iceland     Icebank Ltd.

India       Deutsche Bank AG

            The Hongkong and Shanghai

            Banking Corporation Limited

Indonesia   Standard Chartered Bank

Ireland     Bank of Ireland

Israel      Bank Hapoalim B.M.

Italy       BNP Paribas, Italian Branch

Ivory Coast Societe Generale de Banques

            en Cote d'Ivoire

Jamaica     Scotiabank Jamaica Trust and Merchant

            Bank Ltd.


Japan       The Fuji Bank, Limited

            The Sumitomo Bank, Limited

Jordan      HSBC Bank Middle East

            (as delegate of The Hongkong and

            Shanghai Banking Corporation Limited)

Kazakhstan  HSBC Bank Kazakhstan

Kenya       Barclays Bank of Kenya Limited

Republic of Korea The Hongkong and Shanghai Banking

                  Corporation Limited

Latvia      A/s Hansabanka

Lebanon     HSBC Bank Middle East

            (as delegate of The Hongkong and

            Shanghai Banking Corporation Limited)

Lithuania   Vilniaus Bankas AB

Malaysia    Standard Chartered Bank Malaysia Berhad

Mauritius   The Hongkong and Shanghai

            Banking Corporation Limited

Mexico      Citibank Mexico, S.A.

Morocco     Banque Commerciale du Maroc

Namibia     Standard Bank Namibia Limited

Netherlands Fortis Bank (Nederland) N.V.

New Zealand ANZ Banking Group (New Zealand) Limited

Nigeria     Stanbic Merchant Bank Nigeria Limited

Norway      Christiania Bank og Kreditkasse ASA


Oman        HSBC Bank Middle East

            (as delegate of The Hongkong and

            Shanghai Banking Corporation Limited)

Pakistan    Deutsche Bank AG

Palestine   HSBC Bank Middle East

            (as delegate of The Hongkong and

            Shanghai Banking Corporation Limited)

Panama      BankBoston, N.A.

Peru        Citibank, N.A.

Philippines Standard Chartered Bank

Poland      Citibank (Poland) S.A.

Portugal    Banco Comercial Portugues

Qatar       HSBC Bank Middle East

            (as delegate of The Hongkong and

            Shanghai Banking Corporation Limited)

Romania     ING Bank N.V.

Russia      Credit Suisse First Boston AO - Moscow

            (as delegate of Credit Suisse

            First Boston - Zurich)

Singapore   The Development Bank of Singapore Limited

Slovak Republic   Eeskoslovenska Obchodni Banka, A.S.

Slovenia    Bank Austria Creditanstalt d.d. - Ljubljana

South Africa      Standard Bank of South Africa Limited

Spain       Banco Santander Central Hispano S.A.

Sri Lanka   The Hongkong and Shanghai

            Banking Corporation Limited

Swaziland   Standard Bank Swaziland Limited


Sweden      Skandinaviska Enskilda Banken

Switzerland UBS AG

Taiwan - R.O.C.   Central Trust of China

Thailand    Standard Chartered Bank

Trinidad & Tobago Republic Bank Limited

Tunisia     Banque Internationale Arabe de Tunisie

Turkey      Citibank, N.A.

Ukraine     ING Bank Ukraine

United Kingdom    State Street Bank and Trust Company,

                  London Branch

Uruguay     BankBoston, N.A.

Venezuela   Citibank, N.A.

Vietnam     The Hongkong and Shanghai

            Banking Corporation Limited

Zambia      Barclays Bank of Zambia Limited

Zimbabwe    Barclays Bank of Zimbabwe Limited




Argentina   Caja de Valores S.A.

Australia   Austraclear Limited Reserve Bank Information

            andTransfer System

Austria     Oesterreichische Kontrollbank AG

            (Wertpapiersammelbank Division)

Belgium     Caisse Interprofessionnelle de Depots et

            de Virements de Titres, S.A.

            Banque Nationale de Belgique

Brazil      Companhia Brasileira de

            Liquidacao e Custodia

Bulgaria    Central Depository AD

            Bulgarian National Bank

Canada      Canadian Depository for Securities Limited

Chile       Deposito Central de Valores S.A.

People's Republic   Shanghai Securities Central Clearing &

                    of China Registration Corporation

                    Shenzhen Securities Central Clearing

                    Co., Ltd.

Colombia    Deposito Centralizado de Valores

Costa Rica  Central de Valores S.A.

Croatia     Ministry of Finance

            National Bank of Croatia

            Sredisnja Depozitarna Agencija d.d.

Czech Republic    Stredisko cennych papiru

                  Czech National Bank




Denmark     Vaerdipapircentralen

            (Danish Securities Center)

Egypt       Misr for Clearing, Settlement,

            and Depository

Estonia     Eesti Vaartpaberite Keskdepositoorium

Finland     Finnish Central Securities Depository

France      Societe Interprofessionnelle pour la

            Compensation des Valeurs Mobilieres

Germany     Clearstream Banking AG, Frankfurt

Greece      Bank of Greece,

            System for Monitoring Transactions in

            Securities in Book-Entry Form

            Apothetirion Titlon AE - Central

            Securities Depository

Hong Kong   Central Clearing and Settlement System

            Central Moneymarkets Unit

Hungary     Kozponti Elszamolohaz es Ertektar

            (Budapest) Rt. (KELER)

India       National Securities Depository Limited

            Central Depository Services India Limited

            Reserve Bank of India

Indonesia   Bank Indonesia

            PT Kustodian Sentral Efek Indonesia

Ireland     Central Bank of Ireland

            Securities Settlement Office



Israel      Tel Aviv Stock Exchange Clearing

            House Ltd. (TASE Clearinghouse)

Italy       Monte Titoli S.p.A.

            Banca d'Italia

Ivory Coast Depositaire Central - Banque de Reglement

Jamaica     Jamaica Central Securities Depository

Japan       Japan Securities Depository Center

            (JASDEC)

            Bank of Japan Net System

Kazakhstan  Central Depository of Securities

Kenya       Central Bank of Kenya

Republic of Korea   Korea Securities Depository

Latvia      Latvian Central Depository

Lebanon     Custodian and Clearing Center of

            Financial Instruments for Lebanon

            and the Middle East (Midclear) S.A.L.

            Banque du Liban

Lithuania   Central Securities Depository of Lithuania

Malaysia    Malaysian Central Depository Sdn. Bhd.

            Bank Negara Malaysia,

            Scripless Securities Trading and

            Safekeeping System

Mauritius   Central Depository and Settlement Co. Ltd.

            Bank of Mauritius

Mexico      S.D. INDEVAL

            (Instituto para el Deposito de Valores)

Morocco     Maroclear

Netherlands Nederlands Centraal Instituut voor

            Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand New Zealand Central Securities

            Depository Limited

Nigeria     Central Securities Clearing System Limited

Norway      Verdipapirsentralen (Norwegian Central

            Securities Depository)

Oman        Muscat Depository & Securities

            Registration Company, SAOC

Pakistan    Central Depository Company of

            Pakistan Limited

            State Bank of Pakistan

Palestine   Clearing Depository and Settlement,

            a department of the

            Palestine Stock Exchange

Peru        Caja de Valores y Liquidaciones, Institucion

            De Compensacion y Liquidacion de

            Valores S.A

Philippines Philippine Central Depository, Inc.

            Registry of Scripless Securities

            (ROSS) of the Bureau of Treasury


Poland      National Depository of Securities

            (Krajowy Depozyt Papierow

            Wartosciowych SA)

            Central Treasury Bills Registrar

Portugal    Central de Valores Mobiliarios

Qatar       Central Clearing and Registration (CCR), a

            department of the Doha Securities Market

Romania     National Securities Clearing, Settlement and

            Depository Company

            Bucharest Stock Exchange Registry Division

            National Bank of Romania

Singapore   Central Depository (Pte) Limited

            Monetary Authority of Singapore

Slovak Republic   Stredisko cennych papierov

                  National Bank of Slovakia

Slovenia    Klirinsko Depotna Druzba d.d.

South Africa                        Central Depository Limited

            Share Transactions Totally Electronic

            (STRATE) Ltd.

Spain       Servicio de Compensacion y

            Liquidacion de Valores, S.A.

            Banco de Espana, Central de

            Anotaciones en Cuenta

Sri Lanka   Central Depository System (Pvt) Limited

Sweden      Vardepapperscentralen  VPC AB

            (Swedish Central Securities Depository)

Switzerland SegaIntersettle AG (SIS)

Taiwan - R.O.C.   Taiwan Securities Central

                  Depository Co., Ltd.

Thailand    Thailand Securities Depository

            Company Limited

Tunisia     Societe Tunisienne Interprofessionelle

            pour la Compensation et de Depots des

            Valeurs Mobilieres

Turkey      Takas ve Saklama Bankasi A.S.

            (TAKASBANK)

            Central Bank of Turkey

Ukraine     National Bank of Ukraine

United Kingdom     Central Gilts Office and

                   Central Moneymarkets Office

Venezuela   Banco Central de Venezuela

Zambia      LuSE Central Shares Depository Limited

            Bank of Zambia

I.    TRANSNATIONAL

Euroclear

A.    Clearstream Banking AG



The Guide to Custody in World Markets     An overview of safekeeping and settlement

(annually)  practices and procedures in each market in which State Street Bank and
                                    Trust Company offers custodial services.

Global Custody Network Review       Information relating to the operating history

(annually)  and structure of depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey                 With respect to each market in which State

(annually)  Street Bank and Trust Company offers custodial services, opinions relating to whether local law restricts (i)
                                    access of a fund's independent public
                                    accountants to books and records of a Foreign
                                    Sub-Custodian or Foreign Securities System, (ii)
                                    the Fund's ability to recover in the event of
                                    bankruptcy or insolvency of a Foreign
                                    Sub-Custodian or Foreign Securities System,
                                    (iii) the Fund's ability to recover in the event
                                    of a loss by a Foreign Sub-Custodian or Foreign
                                    Securities System, and (iv) the ability of a
                                    foreign investor to convert cash and cash
                                    equivalents to U.S. dollars.

Subcustodian Agreements             Copies of the subcustodian contracts State

(annually)  Street Bank and Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust
                                    Company offers subcustody services to its US
                                    mutual fund clients.

Network Bulletins (weekly):         Developments of interest to investors in the
                                    markets in which State Street Bank and Trust
                                    Company offers custodial services.


Foreign Custody Advisories          With respect to markets in which State

(as necessary):                     Street Bank and Trust Company offers custodial
                                    services which exhibit special custody risks,
                                    developments which may impact State Street's
                                    ability to deliver expected levels of service.

